                                                                   EXHIBIT 10.15

                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------

     This Administrative Services Agreement (this "Agreement") is made as of the day of May, 1996, by and between Harborside Healthcare Corporation, a Delaware corporation (the "Customer") and The Berkshire Companies Limited Partnership, a Massachusetts limited partnership (the "Service Company"), both with a principal place of business at 470 Atlantic Avenue, Boston, Massachusetts 02210 and is to take effect on the date when Customer consummates its initial public offering of its common stock (the "Effective Date").


                              W I T N E S S E T H:


     WHEREAS, the Service Company is in the business of, among other things, providing various support services in addition to office space at its headquarters to entities related to it;

     WHEREAS, such services including office space have been provided in the past to Customer's subsidiaries, although without the formality of a written agreement; and

     WHEREAS, as a result of Customer becoming a publicly traded corporation, the parties desire to formalize their arrangement with respect to the matters contained herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Duties of the Service Company.  The Service Company shall provide to
         ------------------------------
the Customer or its existing subsidiaries, either directly or through one or more Affiliates, those administrative services specified on Schedule A hereto, as the same may be amended from time to time in accordance with the provisions of this Agreement (the "Administrative Services").

     2.  Compensation of the Service Company.  As compensation for such
         ------------------------------------
Administrative Services, the Customer shall pay to the Service Company each month, on or before the 5th day of such month, one-twelfth of those fees specified on Schedule A (or with respect to the initial payment a portion of such monthly sum in the event that this agreement does not commence on the first day of a month).

     3.  No Partnership or Joint Venture.  The Customer and the Service Company
         --------------------------------
are not partners nor joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

     4.  Term.  This Agreement shall commence on the Effective Date and the
         -----
initial term shall end on December 31, 1996. Thereafter, this Agreement shall be self-renewing for successive one year terms, unless terminated prior to such time by the Customer or the Service Company, in all cases, by giving not less than one hundred twenty days advance notice in writing to the other party.

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

     5.  Additions to Administrative Services on Schedule A.  The initial
         ---------------------------------------------------
services to be provided to the Customer by the Service Company are detailed on Schedule A. The Customer may request the addition of new or added services at any time, and upon agreement by the Service Company as to the scope of the services to be provided and the applicable compensation, a new schedule shall be prepared and executed by the parties reflecting such additional services. The new schedule shall thereupon become a part of this Agreement as if originally attached hereto, and shall be binding upon the parties in accordance with the terms of this Agreement.

     6.  Deletions to Administrative Services on Schedule A.  The Customer or
         ---------------------------------------------------
the Service Company may delete one or more of the Administrative Services specified on Schedule A, effective upon the date of the expiration of the initial or any successive term, in all cases, by giving not less than one hundred twenty days advance notice in writing to the other party. Upon the giving of such notice, a new schedule shall be prepared and executed by the parties reflecting the remaining services. The new schedule shall become a part of this Agreement at the beginning of the next term as if originally attached hereto, and shall be binding upon the parties in accordance with the terms of this Agreement.

     7.  Changes to Compensation on Schedule A.  The Service Company may request
         --------------------------------------
an increase in the compensation applicable to one or more of the Administrative Services specified on Schedule A, effective upon the date of the commencement of the next term, in all cases, by giving not less than thirty days advance notice in writing to the Customer. Within fourteen days from the date of the giving of such notice the Customer shall either agree to such increased compensation, provide notice of the deletion of the corresponding Administrative Service pursuant to Section 6 hereof, or provide notice of the termination of this Agreement pursuant to Section 4 hereof. In the event the Customer seeks to delete an Administrative Service or terminate this Agreement, then the time periods set forth in Sections 6 and 4 shall not be applicable; rather, the specified Administrative Service shall be deleted or this Agreement shall terminate, as the case may be, on the 120th day following the Customer's notice. During said 120 day period (the "Transition Period") the Customer shall pay the compensation set forth in Schedule A as in effect immediately prior to the giving of notice described above (the "Pre Notice Price") until the expiration of the then current term of this Agreement and thereafter shall pay the new compensation sought by the Service Company, but in no event shall the Customer be obligated to pay more than the Pre Notice Price in Schedule A plus 10% for each Administrative Service during the Transition Period. Unless the Customer gives notice of termination or deletion, a new schedule shall be prepared and executed by the parties reflecting the Administrative Services and revised fees. The new schedule shall become a part of this Agreement at the beginning of the next term as if originally attached hereto, and shall be binding upon the parties in accordance with the terms of this Agreement.

     8.  Action Upon Termination or Deletion of Administrative Services.  Upon
         ---------------------------------------------------------------
the effective date of termination or deletion of one or more Administrative Services, the Service Company shall promptly: (a) deliver to the Customer all property and documents belonging to the Customer then in the custody of the Service Company, unless necessary for any remaining Administrative Services being performed by the Service Company ; (b) assist in the orderly transition of administrative services to the Customer or any new service provider retained by the Customer; (c) pay over to the

Customer any monies collected and held for the account of the Customer, unless needed in connection with any remaining Administrative Services being performed;
(d) deliver to the Customer a full accounting, to the extent applicable to the Administrative Services, including a statement showing all amounts collected, disbursed and held by the Service Company, for the period following the date of the last accounting furnished to the Customer; and (e) otherwise reasonably cooperate with the Customer to effectuate an orderly termination of this Agreement or deletion of certain Administrative Services with minimal disruption to the Customer's business.

     9.  Other Activities of the Service Company.  Nothing contained herein
         ----------------------------------------
shall prevent the Service Company from engaging in other activities, nor shall this Agreement limit or restrict the right of any director, officer, employee, partner or shareholder of the Service Company or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. Notwithstanding the foregoing, however, the Service Company shall devote sufficient resources to the administration of the Customer to discharge its obligations hereunder. Any confidential information obtained by the Service Company regarding the Customer shall in all events be held confidential by the Service Company and not disclosed to any other person except in furtherance of the Administrative Services provided hereunder.

     10.  Non-interference and Non-recruitment.  Customer agrees that during the
          -------------------------------------
term hereof and for a period of one year following the termination of this Agreement it shall not hire, seek to hire, recruit, or otherwise influence any employee of the Service Company whose duties include the provision of Administrative Services pursuant to this Agreement to leave the employ of the Service Company or to become an employee of the Customer. The employment by Customer of any employee of the Service Company shall be conclusive evidence of the violation of this Section. The Service Company shall be entitled to, in addition to any other rights or remedies afforded by law, injunctive relief and money damages equal to the involved employee's annual salary. The provisions of this Section shall survive the termination of this Agreement.

     11.  Amendment.  This Agreement shall not be modified except by an
          ----------
instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.


     12.  Assignment.  This Agreement may be assigned upon the consent of both
          -----------
parties hereto by: (i) the Service Company to a person which is an Affiliate of the Service Company; or (ii) either the Service Company or the Customer to its successor-in-interest. The Service Company may delegate some or all of its duties under this Agreement to an Affiliate, but the Service Company shall remain liable for its obligations hereunder.

     13.  Governing Law.  The provisions of this Agreement shall be construed
          --------------
and interpreted in accordance with the internal laws of The Commonwealth of Massachusetts, without giving effect to conflicts of laws, principles, or rules.

     14.  Indemnification by the Customer.  The Customer shall indemnify and
          --------------------------------
hold harmless the

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

Service Company, including its partners and officers, to the full extent permitted by the Delaware General Corporation Law (in effect at the time indemnity is sought) as if the Service Company were deemed to be an agent of the Customer (for purposes of this Section 14 only) from all liability, claims, damages or loss arising in the performance of its duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance payable to the Service Company.

     15.  Indemnification by the Service Company.  The Service Company shall
          ---------------------------------------
indemnify and hold harmless the Customer from contract or other liability, claims, damages, losses and related expenses, including reasonable attorneys' fees, to the extent that such liability, claims, damages, losses and related expenses are not fully reimbursed by insurance and are incurred by the Customer by reason of the Service Company's deliberate dishonesty or gross and willful negligence.

     16.  Headings.  The section headings hereof have been inserted for
          ---------
reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     17.  Notices.  All notices, demands and other communications to be given or
          --------
delivered under or by reason of the provisions of this Agreement must be in writing and will be deemed to have been given on the day established by the sender as having been delivered personally; on the day delivered by private courier as such day is established by evidence obtained by the sender from the courier; on the day and at the time established by evidence obtained by the sender from a telegraph company if telegraphic means of communication are used; or on the day established by a return receipt with respect to notices, demands and other communications intended to be delivered by U.S. Mail. Such notices, demands and other communications to be valid, must be addressed:

     (a)  If to the Service Company, to:

          The Berkshire Companies Limited Partnership
          470 Atlantic Avenue
          Boston, Massachusetts 02210
          Attention:  Mr. Laurence Gerber


     (b)  If to the Customer, to:

          Harborside Healthcare Corporation
          470 Atlantic Avenue
          Boston, Massachusetts 02210
          Attention:  Mr. Stephen L. Guillard



     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

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

                        THE BERKSHIRE COMPANIES LIMITED PARTNERSHIP
                        By:  KGP-1, Incorporated, its general partner

                             By:______________________________
                                Laurence Gerber
                                Its: President



                        HARBORSIDE HEALTHCARE CORPORATION


                             By:______________________________
                                Stephen L.  Guillard
                                Its:  President

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

                                   SCHEDULE A

     The fees set forth on this Schedule A are those fees which apply to Administrative Services required by the Customer in the ordinary course of business. Unusual, non-recurring, or special transactions or situations will require the payment of additional fees based upon the nature of the transaction. In such an event the Customer and the Service Company will negotiate in good faith to agree upon such compensation.

SERVICE:                             Payroll
- --------

FEE:                                 $15,000
- ----



IDENTIFICATION OF COVERED FUNCTION:  Standard payroll services for the
- ----------------------------------   ---------------------------------
                                     Customer's Corporate and Regional
                                     ---------------------------------
                                     Employees: processing; input of deductions
                                     ---------
                                     and employee status changes; distribution of checks; preparation of W-2s; payment of withholdings. Monitor benefits package: handle compliance (e.g. COBRA); provide information, instructions; assist employees with problems; maintain primary contacts with outside vendors.

EXAMPLES OF NON-COVERED FUNCTIONS:  Cost of advertisement for job; payment to an
- ---------------------------------   employment agency. (These third party
                                    charges would be billed directly to the
                                    Customer and should only be incurred after first obtaining approval from the Customer's CFO or CEO). Maintenance of I-9 records, 401-K plan and filing of 5500's.

SERVICE:                             Tax
- -------

FEE:                                 $40,000
- ---



IDENTIFICATION OF COVERED FUNCTION:  Compliance defined as preparation of
- ----------------------------------   ----------
                                     federal and state tax returns, including state intangible tax returns; review of tax footnotes for financial reporting; filing of annual reports with state agencies.


EXAMPLES OF NON-COVERED FUNCTIONS:   Any time spent on a matter not reasonably
- ---------------------------------    deemed to be "compliance" shall be billed
                                     additionally at the rate of $150/hour.
                                     Bills shall be rendered monthly, with time charges itemized by day and matter.



                                                                             A-2
SERVICE:                        Administration
- --------

FEE:                                 $215,000
- ----



IDENTIFICATION OF COVERED FUNCTION:  Rent (including custodial service) for
- ----------------------------------   ----
                                     existing office space provided to corporate
                                     personnel at 470 Atlantic Avenue, Boston,
                                     Massachusetts. Centralized services
                                     provided and/or originated in the Boston
                                     office including mail delivery, in-house
                                     messenger service; postage on routine mail.
                                     Phone system: provide phones; maintain
                                     ------------
                                     system, includes all out-of-pocket phone
                                     charges originated by corporate personnel
                                     in Boston office except operator assisted
                                     conference calls. Copy center: provide copy
                                                       -----------
                                     services as needed, based on availability
                                     (queue up). Reception. General office
                                                 ---------  ------- ------
                                     management: maintain relations with
                                     ----------
                                     landlord. Provide daily lunch service for 3
                                                             -------------
                                     executives.


EXAMPLES OF NON-COVERED FUNCTIONS:  Cost of non-routine mailings (e.g. mailings
- ---------------------------------   to investors, overnight mailing). Cost of
                                    copy machine, including supplies, kept on the Customer's premises. Office supplies. Any design services or build-out of office space. Any new or replacement office furnishings. Lunches for outsiders to be charged at $7.50 per lunch. Additional office space to be charged at a rate of $18/square foot.

SERVICE:                             MIS
- -------

FEE:                                 $400,000
- ---



IDENTIFICATION OF COVERED FUNCTION:  Maintenance of existing Boston local area
- ----------------------------------   -----------------------------------------
For 20 Nursing Homes (exclusive of   network: associated hardware and systems
6 New Hampshire Facilities)          -------
                                     application software; software (e.g.,
                                     answering questions, providing tutorial
                                     support for P.C. software, installing new
                                     releases, diagnosing problems, negotiations
                                     with vendors, licensing compliance).
                                     Maintenance of financial systems: general
                                                    -----------------
                                     ledger; accounts payable; and RH+ patient accounts receivable system.


EXAMPLES OF NON-COVERED FUNCTIONS:   Support and services for six New Hampshire
- ---------------------------------    facilities acquired 1/1/96. Any direct
                                     vendor charge. All development work to be charged on a project basis. Cost of Internet Services (setting up web-sites etc.). Cost of major software conversions
                                     (i.e. upgrades to Windows 95). Cost of any new equipment (e.g., additional or replacement PCS); network connections;
                                     printers; additional software. Any
                                     additional nursing homes leased or acquired will increase annual rate by
                                     $20,000/facility.

SERVICE:                             Corporate Communications
- --------

FEE:                                 $20,000
- ----



IDENTIFICATION OF COVERED FUNCTION:  Preparation of public information:
- ----------------------------------   releases; annual reports; supervision of
                                     publishings. Communications: with
                                     institutional and large investors;
                                     responding to third party surveys, e.g.
                                     NYSE. Advertising: supervision and support.
                                     Publication research: amassing articles of interest; monitoring competitor's publications. Public relations consulting: monitoring third-party usage; authorizing materials.



EXAMPLES OF NON-COVERED FUNCTIONS:   Research papers.  Specially authored
- ---------------------------------    pieces; brochures.  Special presentations
                                     for analysts/investment community

SERVICE:                        Investor Records
- --------

FEE:                                 $15,000
- ----



IDENTIFICATION OF COVERED FUNCTION:  Communications: respond to investor
- ----------------------------------   --------------
                                     inquiries; initiate correspondence with
                                     (1) brokerage houses (holding street name
                                     share); (2) NYSE specialist; and (3) any
                                     proxy solicitors.  Coordinate mailings.
                                                        --------------------
                                     Supervise: transfer agent. stock ownership
                                     ---------
                                     Monitor:  and trading; prepare reports.
                                     -------

EXAMPLES OF NON-COVERED FUNCTIONS:   Any special projects or special mailings
- ---------------------------------
(e.g., investor profiles).

SERVICE:                        Legal/Corporate Secretary
- --------

FEE:                            $30,000
- ----

IDENTIFICATION OF COVERED FUNCTION:  Handling of all routine legal and paralegal
- ----------------------------------   -------------------------------------------
                                     matters.
                                     -------
                                     e.g., support outside counsel on
                                     acquisition/disposition work; render legal
                                     advice to nursing home administrators;
                                     review all contracts; supervise and monitor
                                     all litigation, including insurance
                                     matters; render legal advice via attendance
                                     at meetings or by responding to management
                                     inquiries; assist in any refinancings.
                                     Secretarial functions: record all minutes
                                     ---------------------
                                     of Board and any special committees;
                                     prepare or supervise all proxies; liaison
                                     with Board; prepare material for
                                     presentation to Board; prepare Board
                                     resolutions. Entity control: Maintain all
                                                  --------------
                                     filings (e.g. dba's); maintain existence
                                     of, and create as needed, all subsidiaries.


EXAMPLES OF NON-COVERED FUNCTIONS:   It is anticipated that the annual legal
- ---------------------------------    work will include certain unforseen legal
                                     matters. The expectation of project billing is only for a project of great scope and magnitude. Supervision of outside counsel for such matters shall be included in covered function.